EXHIBIT 10.7

[***]	CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CLINICAL SUPPLY, DEVELOPMENT AND LICENSE AGREEMENT

This CLINICAL SUPPLY, DEVELOPMENT AND LICENSE AGREEMENT (this “Agreement”), is entered into as of 15 day of Jan., 2004 (“Effective Date”) by and between

NeurogesX Inc., a California corporation with its principal place of business at San Carlos Business Park, 981 F Industrial Road, San Carlos, CA 94070, USA (“NeurogesX”)

and

LTS Lohmann Therapie-Systeme AG, a company existing under the laws of Germany and having its head office at Lohmannstraße 2, D-56626 Andernach, Germany (“LTS”).

Each of NeurogesX and LTS shall be a “Party,” and together shall be referred to as the “Parties.”

RECITALS

WHEREAS, NeurogesX and LTS have previously entered into the Memorandum of Understanding dated May 29, 2001 (“MOU”), pursuant to which the Parties cooperated on the development of a Patch containing capsaicin and wish to complete such development under this Agreement;

WHEREAS, NeurogesX desires to seek Marketing Approval for the Patches in the Territory;

WHEREAS, NeurogesX desires to exclusively purchase from LTS, and LTS desires to exclusively supply to NeurogesX, Clinical Samples of the Patches, all in accordance with the terms and conditions of this Agreement;

WHEREAS, the Parties desire to restate all of their rights and obligations with respect to the Patches in this Agreement, and for this Agreement to supersede the MOU with respect to the Parties’ rights, obligations and activities from this point forward.

NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound thereby, NeurogesX and LTS agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

As used herein, the following terms will have the meanings set forth below:

1.1 “Affiliates” of an entity means the other entities that control, are under common control or are controlled by the subject entity. For purposes of this definition, an entity shall be regarded as in control of another entity if it owns or controls fifty percent (50%) or more of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

1.2 “Clinical Samples” means Patches supplied by LTS under this Agreement meeting the Specifications, that are intended by NeurogesX to be used in human clinical trials for purposes of obtaining Marketing Approval for the Patches.

1.3 “Clinical Program Patents” means patents worldwide owned or Controlled by LTS covering or claiming any subject matter which is incorporated into, or utilized as part of the operation of, the Patches, or any method of use of the Patches.

1.4 “Control” means the possession at any time during the term of this Agreement of the right or power to grant licenses of or within the scope set forth herein without violating the terms of any agreements with non-Affiliate third parties.

1.5 “Current GMP,” or “cGMP” means then current Good Manufacturing Practices promulgated by the United States Food & Drug Administration (FDA) or its counterpart governmental agencies in the Territory in the form of laws, regulations or guidance documents.

1.6 “Defect” or “Defective” when applied to Clinical Samples means the failure of such Clinical Samples to meet the warranty set forth in Section 9.2.

1.7 “Development Costs” means those costs paid by NeurogesX to LTS for the development of the Patch, solely as set forth in the Development Plan, attached hereto as Exhibit D.

1.8 “Development Plan” means the development plan set forth in Exhibit D.

1.9 “Development Team” has the meaning as set forth in Article 4.

1.10 “Field” has the meaning as set forth in Section 7.2.

1.11 “Kit” means the ultimate commercial product in the form sold by NeurogesX, its Affiliates or Sublicensees of which the Patch(es) is a component.

1.12 “Marketing Approval” means all approvals, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale of Patches in a regulatory jurisdiction.

1.13 “Net Sales” means the [***] of Kits sold by NeurogesX, its Affiliates or Sublicensees to a non-Affiliate third party in bona-fide, arms-length transactions, after deducting (to the extent actually incurred and to the extent not already deducted in the amount invoiced): (a) [***] and [***], (b) [***] and [***], including for [***], and [***], (c) [***] and other [***] or [***] and [***], (d) if included in the [***] of the Kits, [***] or [***] (including any such [***] as a [***] or similar [***] or [***]), (e) if included in the [***] of Kits, [***] and [***] on [***] of Kits, and (f) [***] determined in accordance with Generally Accepted Accounting Principles in the United States, consistently applied.

If mutually agreed in writing by the Parties, some or all such items may be estimated and subsequently adjusted. If a Kit is sold for consideration other than solely cash, the value of such other consideration attributable to the sale of the Kit shall be included in calculating Net Sales. In the event Kit is sold by NeurogesX to an Affiliate or Sublicensees for resale, Net Sales shall include the amounts invoiced by such entities to third parties on the resale (excluding (a) through (f) above), but not the amounts invoiced by NeurogesX to such entities. Net Sales shall not include any sales of Kits as samples, for clinical trials, or for research and development efforts by or for NeurogesX.

1.14 “Patch” or “Patches” means any TTS containing VRl-Ligands of the same design as patches developed for or delivered to NeurogesX under the MOU or this Agreement which meet any version of the Specifications.

1.15 “Patch Regulatory Information” means any and all information in the possession of LTS relating to the Patches, as reasonably necessary for NeurogesX’s efforts to obtain Marketing Approval therefor in any regulatory jurisdiction, including without limitation (a) such information as is required for the Chemistry, Manufacturing and Controls (CMC) section of an Investigational New Drug application (IND) or New Drug Application (NDA) for the Patches, (b) all data regarding stability, storage conditions and shelf life of Clinical Samples, and (c) all data reasonably required to qualify a manufacturing facility for the Patches under Regulatory Requirements.

1.16 “Quality Assurance Agreement” means the quality assurance procedures then currently, mutually agreed upon in writing. The Quality Assurance Agreement as of the Effective Date is attached as Exhibit C.

1.17 “Reasonable Commercial Efforts” means those reasonable commercial efforts employed by a Party, equivalent to at least that level of attention and care that it devotes to its other businesses and products of similar commercial potential and at a similar stage of progress of development.

1.18 “Regulatory Requirements” means all laws, regulations and other legal requirements applicable to the manufacture of Patches or components thereof, including without limitation cGMP,

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FDA regulations, any applicable local laws and regulations in the place of manufacture, storage and handling, and any requirements set forth in the IND, NDA, Marketing Approval Application (MAA) and other regulatory filings or approvals for the Patches.

1.19 “Specifications” means the specifications for the Patches and/or Clinical Samples as then currently, mutually agreed upon in writing under the MOU or this Agreement. The Specifications for the Patches at the time of execution of the MOU is set forth in Exhibit B-l, and the Specifications for the Clinical Samples at the time of this Agreement is set forth in Exhibit B-2 of this Agreement. Unless indicated to apply to only a particular batch of Clinical Samples, the Specifications then currently agreed upon for the Clinical Samples shall also be the Specifications men currently agreed upon for the Patches in general.

1.20 “Sublicensees” means non-Affiliate third party to whom NeurogesX has granted (i) the right to market and sell a Product purchased from LTS under this Agreement or the Supply Agreement, provided that such third party has primary responsibility for and has the right to direct and control the marketing and promotion of such Product in its distribution territory and the right to record sales of such Product for its own account or (ii) the right to make (to the extent that NeurogesX has the right to do so pursuant to Section 7.3 or the Supply Agreement) and sell a Product, with respect to Products that were manufactured and then sold by such third party, within the scope of the license from LTS hereunder. For the avoidance of doubt, Sublicensee shall exclude retailers, wholesalers, distributors or specialty distributors, but shall include marketing partners of NeurogesX.

1.21 “Supply Agreement” has the meaning as set forth in Section 6.2.

1.22 “Territory” means the United States, European Union (in one or more countries therein selected by NeurogesX) and Japan (at NeurogesX’s option). In addition, the Territory may be extended by NeurogesX to include additional countries and/or regulatory jurisdictions in accordance with Section 3.7.

1.23 “TTS” means [***] or other patch products for delivering drugs [***].

1.24 “VR1-Ligands” means compounds that bind to the vanilloid receptor subtype 1, as further described in Exhibit A. The parties may amend Exhibit A from time to time upon mutual written agreement.

ARTICLE 2

SUPPLY OF CLINICAL SAMPLES

2.1 Supply of NeurogesX Requirements of Clinical Samples. Subject to the terms and conditions of this Agreement, LTS shall manufacture for and supply NeurogesX’s requirements of Clinical Samples. However, LTS shall not be liable under this Section 2.1 for failure to meet such obligation to manufacture for and supply NeurogesX’s requirements of Clinical Samples so long as LTS used its Reasonable Commercial Efforts to comply with its obligation stated in this Agreement.

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2.2 Purchase Orders. All supply of Clinical Samples hereunder shall be initiated by a purchase order placed by NeurogesX. Purchase orders shall include the quantity of Clinical Samples ordered, requested delivery date(s), and shipping destination and/or instructions. LTS shall accept and fill all purchase orders for Clinical Samples placed by NeurogesX hereunder, and shall deliver the Clinical Samples by the delivery dates requested therein, unless (a) a purchase order includes substantially higher volumes and/or provides for substantially shorter lead times than those purchase orders previously placed by NeurogesX and accepted by LTS, and (b) LTS cannot fill such purchase order by using [***]. With respect to such purchase orders, LTS shall notify NeurogesX within [***] business days of receipt thereof, and NeurogesX shall have the option, to be executed with [***] business days thereafter, to either (i) modify the purchase order based on the parties’ mutual discussion, or (ii) in case of LTS acceptance of such order (which shall not be unreasonably withheld provided that LTS shall not be forced to breach any of its other obligations), NeurogesX shall [***] LTS for its [***] beyond those normally [***], if any, for LTS to meet such order. Such [***] shall be [***] and [***] prior to acceptance of the order, and it is understood that LTS shall use [***] to [***] any such additional [***]. In the event LTS does not so notify NeurogesX within such [***] business days, NeurogesX’s purchase order shall be deemed accepted by LTS, and Section 2.2(ii) above shall not apply thereto.

2.3 Delivery. All Clinical Samples for delivery will be placed at the disposal of NeurogesX at the relevant LTS manufacturing facility. Title and risk of loss, delay or damage to the Clinical Samples in transit shall pass to NeurogesX upon delivery of the Clinical Samples to the carrier. Unless NeurogesX requests otherwise, all Clinical Samples shall be packed for shipment and storage fit for the respective way of transportation using the packaging set forth in Exhibit E and any requirements set forth in the Quality Assurance Agreement. In the event NeurogesX has any special freight packaging requirements, it shall notify LTS, and LTS will use Reasonable Commercial Efforts to comply with any such requirements. All costs associated with any special freight packaging requirement shall be borne by NeurogesX. NeurogesX shall bear all costs of freight, shipping and insurance as well as indirect taxes, including import, customs, excise and sales taxes but not income taxes related to the sale and purchase of the Clinical Samples hereunder.

2.4 Quality Assurances. LTS shall comply with each requirement set forth in the Quality Assurance Agreement with respect to manufacturing (and associated support functions including without limitation testing, release, stability studies), storage, handling and delivery of Clinical Samples to NeurogesX hereunder; provided, however, the provisions concerning LTS responsibility and liability as set forth in this Agreement shall supersede any conflicting provisions in the Quality Assurance Agreement or any amendment thereof.

2.5 Manufacturing Facility. LTS’s manufacturing facilities for the Clinical Samples are and shall continue to be in compliance with cGMP and shall be available for governmental inspection if any competent authority or governmental organization so requests. LTS shall promptly provide to NeurogesX any cGMP certificate issued by the competent authority/authorities.

2.6 Audits. NeurogesX and its Sublicensees shall have the right to audit LTS, its Affiliates, and any sub-contractors and vendors of LTS with respect to the Patches, as shall other third parties designated by NeurogesX and approved by LTS in written form (which approval shall not be unreasonably withheld) for compliance with this Agreement, at reasonable times and on reasonable notice and during regular business hours.

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2.7 Supply of Capsaicin. NeurogesX shall provide LTS with the necessary amounts of the active principle capsaicin according to the specifications as set forth in Exhibit I (“Materials”), solely for LTS to fill NeurogesX’s purchase orders for Clinical Samples placed under this Article 2, and for performing the activities described in the Development Plan under Article 3. LTS shall only perform identity testing of the Materials. NeurogesX shall retain all right, title and interest in the Materials. The Materials shall be (i) clearly marked as property of NeurogesX, (ii) stored under conditions specified in Exhibit I, (iii) kept free of any liens and encumbrances, and (iv) subject to inspection by NeurogesX at any time during LTS’s business hours. LTS shall maintain an accurate inventory of Materials and shall be responsible for any and all loss, damage, or theft of Materials. Upon termination or expiration of this Agreement (or an earlier request of NeurogesX), LTS will promptly deliver to NeurogesX or NeurogesX’s designee all Materials F.O.B. NeurogesX’s address first set forth above.

2.8 Conflicting Terms and Conditions. The supply of Clinical Samples by LTS to NeurogesX and of Materials by NeurogesX to LTS shall be solely in accordance with the terms and conditions of this Agreement ANY TERMS OR CONDITIONS OF ANY PURCHASE ORDER OR ACKNOWLEDGMENT GIVEN OR RECEIVED WHICH ARE ADDITIONAL TO OR INCONSISTENT WITH THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED AND REJECTED BY EACH PARTY.

ARTICLE 3

DEVELOPMENT

3.1 Continuing Development of the Patch. The Parties agree to cooperate on the continuation of the development of the Patch in accordance with this Agreement. LTS shall use Reasonable Commercial Efforts to continue carrying out the activities set forth in the Development Plan in accordance with the schedules set forth therein and this Agreement, and NeurogesX shall use Reasonable Commercial Efforts to continue to pursue obtaining Marketing Approval for the Patch in the Territory, and, if elected, any additional countries in accordance with Section 3.7 below.

3.2 Changes to the Specifications. Each Party shall be available to consult, and shall cooperate with the other Party with respect to any changes to the Specifications NeurogesX requires to facilitate obtaining Marketing Approval for the Patches in the Territory. Without limiting the foregoing, neither Party shall unreasonably withhold its approval for any changes to the Specifications that (a) NeurogesX reasonably determines are necessary for its efforts to obtain such Marketing Approval for the Patches in the Territory or (b) LTS reasonably determines are necessary to meet the CMC section of any HMD or NDA for the Patch (or the equivalents thereof outside the United States).

The Party requesting such change shall be fully responsible for any reasonable delay, complications and/or cost increases connected to such change. Changes to the Specification which are mutually agreed upon in writing shall apply to all Patches and/or Clinical Samples ordered after the date of such change, unless otherwise agreed upon by the Parties.

3.3 Patch Regulatory Information. LTS shall provide NeurogesX with Patch Regulatory Information upon NeurogesX’s request. To the extent such Patch Regulatory Information constitutes LTS’s manufacturing or patch trade secrets, LTS may notify NeurogesX and provide a general description thereof, and if requested by NeurogesX, LTS may, instead of providing the Patch Regulatory Information to NeurogesX, elect to directly provide such Patch Regulatory Information to the applicable regulatory authority.

3.4 Regulatory Issues. LTS will notify NeurogesX in due time (and no later than five (5) business days after LTS obtaining notice thereof) of any inspections, written notice of findings and/or actions by regulatory agencies or other enforcement bodies of LTS facilities and/or processes which will directly affect the Patch. Where reasonably possible, LTS shall afford NeurogesX the opportunity to be present at any such inspections. LTS shall consult with NeurogesX in responding to any such inspections, written notice of findings and/or actions that directly affect the Patch, including by providing NeurogesX copies of any responses thereto for NeurogesX’s review and comment in advance of their submission to the regulatory agency, and using reasonable efforts to incorporate therein NeurogesX’s comments as appropriate.

3.5 Changes by LTS to the Manufacturing Process. Notification of intent by LTS to change any aspect of manufacture, which to LTS’s best knowledge has the potential to substantially affect the Patch will be provided by LTS to NeurogesX prior to implementation of the change, which change shall further be subject to the approval of NeurogesX.

3.6 Reporting Safety and Toxicity Problems. Each Party shall promptly advise the other Party of any safety or toxicity problems of which it becomes aware regarding the Patches or raw materials used in the manufacture of the Patches.

3.7 Additions to the [***]. NeurogesX shall have the right to elect from time to time to pursue [***] for the Patches in [***] or [***] other than [***] upon written notice to LTS within a reasonable lead time. In the event NeurogesX’s decision to add any [***] or [***] to the [***] shall cause LTS to [***], as a result of specific [***] of such [***] or [***] (“ [***]”), and/or impose requirements beyond LTS’s standard manufacturing practice, LTS shall in due time notify and discuss with NeurogesX such [***] and such additional requirements. Upon such mutual agreement of the [***] and ways of accommodating such additional requirements, NeurogesX shall have the option to either (a) modify or limit such addition to the [***], or (b) include such [***] or [***] within the [***] and [***] LTS for the [***]. It is understood that LTS shall use [***] to [***] any such [***] and accommodate such reasonable requirements.

3.8 Delegation to LTS Affiliates. LTS shall have the right to delegate all or any portion of its obligations under this Agreement to its Affiliates, provided that such Affiliates shall be bound by all of the terms and conditions set forth herein as if named as a Party, and provided further that LTS remains responsible for the performance of such Affiliates under this Agreement or otherwise.

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ARTICLE 4

COORDINATION

4.1 Development Team. Promptly after the Effective Date, the Parties will form a team (the “Development Team”) to facilitate communications and decision making by the Parties regarding the activities to be carried out pursuant to this Agreement including, but not limited to, facilitating the transfer of information between the Parties relating to NeurogesX’s applications for Marketing Approval, discussing capacity constraints and other supply issues, discussing additions to the Territory, establishing, supplementing and modifying the Patch development or the Specifications, discussing intellectual property issues relating to the Patch in conjunction with a competent patent counsel of NeurogesX and/or LTS as appropriate.

4.2 Composition. The Development Team shall consist of [***] representatives from [***], one of which shall be a designated project leader for such Party (the “Project Leader”). Each Party shall provide the other Party written notice of, and contact information for, its representatives on the Development Team. In the event that a member of the Development Team resigns, or a Party desires to replace one of its members, such Party will provide the other Party written notice of such event and the name of the member’s replacement.

4.3 Meetings. The Development Team will conduct formal meetings via teleconference or in person on at least a [***] basis, and will issue minutes of those meetings within [***] days to the management of each respective company.

4.4 Decisions. All decisions made by the Development Team shall be based on the mutual agreement of the Project Leaders. Each Project Leader shall have the authority to fully represent the position of his company and the decision of his company management, except with respect to any aspects of liability, In case the Project Leaders do not agree, the principal executive officers of NeurogesX and LTS or their designees shall try to resolve the dispute. Notwithstanding the foregoing, no action, inaction, decision or inability to reach a decision by or of the Development Team shall vary the terms and conditions of this Agreement, nor the rights and obligations of the Parties hereunder.

ARTICLE 5

PAYMENT

5.1 Payment: Rates. In accordance with this Article 5, NeurogesX shall compensate LTS, at a rate of:

(a) [***] per person hour, and

(b) [***] per machine hour for work performed on the large scale TTS production equipment;

each plus [***], if applicable, for all hours actually expended by LTS on activities set forth in the Development Plan performed in accordance with this Agreement (“LTS Activities”), such as for example, the supply of Clinical Samples to NeurogesX under Article 2 and continuing development

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activities under Article 3. It is understood that the amounts to be paid by NeurogesX under this Section 5.1 are in lieu of any purchase price to be paid by NeurogesX for the supply of Clinical Samples, and LTS shall not charge NeurogesX any amounts for the supply of Clinical Samples or its other activities hereunder except as expressly set forth in this Agreement.

5.2 Advance Payments. [***] days prior to the beginning of each calendar quarter during the term of this Agreement, LTS shall provide the Development Team for its approval an estimate of the hours it expects to spend on activities under the Development Plan in such quarter, broken down by category of activity (as approved, the “Estimated Hours”). Within [***] days thereafter, NeurogesX shall pay LTS an advance payment (“Advance Payment”) equal to the amount calculated under Section 5.1 for [***] of the Estimated Hours. LTS shall verify and document the person hours and machine hours actually expended on the LTS Activities each quarter, and will submit such documentation to NeurogesX along with an invoice at the end of each calendar quarter. If the amount actually owed under Section 5.1 for LTS Activities is less than the Advance Payment, then the difference will be credited against the amounts due in the succeeding calendar quarters, including without limitation any future Advance Payments. If the amount actually owed under Section 5.1 for LTS Activities is greater than the balance of the Advance Payment, then NeurogesX shall pay such difference within [***] days after receipt of the invoice. All payments hereunder shall be in Euros. Upon termination or expiration of this Agreement for any reason, (a) LTS shall promptly refund to NeurogesX any unused Advance Payments or (b) in case the amount actually owed under Section 5.1 for LTS Activities is greater than the balance of the Advance Payment, then NeurogesX shall promptly pay such difference.

5.3 Audits. At NeurogesX’s request, NeurogesX shall have the right through an independent auditor, acting in confidence, to audit LTS’s allocation of person-hours and machine-hours for the LTS Activities.

5.4 No Setoff nor Suspension of Performance.

(a) NeurogesX shall not exercise any right of setoff, net-out or deduction, take any credit, or otherwise reduce the balance owed to LTS, in each case with respect to payments under Sections 5.1 and 5.2 of this Agreement, unless the Parties otherwise agree or until NeurogesX has obtained a final and non-appealable judgment against LTS in the amount asserted by NeurogesX.

(b) LTS shall not have the right to suspend performance (including without limitation refusing or withholding delivery of Clinical Samples) under this Agreement unless and until LTS has obtained a final and non-appealable judgment against NeurogesX holding that NeurogesX has materially failed to perform its obligations under this Agreement relating thereto.

ARTICLE 6

OTHER ASPECTS OF THE BUSINESS RELATIONSHIP

6.1 Memorandum of Understanding. The MOU shall continue to be in effect only with respect to rights and obligations of the Parties prior to the Effective Date arising from activities prior to the Effective Date, notwithstanding any survival provisions set forth in the MOU. With respect to

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(a) activities of the Parties after the Effective Date, and/or (b) rights and obligations of Parties after the Effective Date (including those arising from activities under the MOU prior to the Effective Date), this Agreement shall supersede the MOU and the MOU shall be of no further effect. For purposes of determining the rights and obligations of the Parties after the Effective Date arising from the MOU, all activities by the Parties under the MOU shall be deemed to have been activities under Article 3 of this Agreement.

6.2 Supply Agreement. In case NeurogesX is interested in continuing to commercialize the Patches, LTS will be NeurogesX’s exclusive (to be defined in the Supply Agreement) partner for manufacturing and supply of the Patch, and NeurogesX will be LTS’s exclusive (as defined in Section 7.2 below) partner for sale and distribution of the Patches; subject to terms and conditions, including but not limited to [***], as well as [***], to be negotiated between the Parties in good faith (the “Supply Agreement”). Notwithstanding the foregoing, in the event the Parties cannot in good faith agree on the terms and conditions of the Supply Agreement within [***] after such negotiation has commenced, which shall not be later than [***] after the Effective Date (“Failure to Agree”), NeurogesX shall be free to negotiate and enter into any manufacturing and supply agreement(s) with any third party(ies) and its rights set forth in Section 7.3 below shall become active.

(a) Milestone Payment. It is the Parties’ intent that the Supply Agreement would provide for a one time payment by NeurogesX in the amount of [***] within [***] days of first receipt by NeurogesX of Marketing Approval of a Patch in the first launch country.

(b) Royalties. It is the Parties’ intent that the Supply Agreement would provide for a royalty rate of [***] on the Net Sales of Kits sold by NeurogesX, its Affiliates or Sublicensees, containing Patch(es) purchased from LTS under the Supply Agreement. Royalties shall be paid according to Section 7.3(e).

(c) Transfer Price. It is the Parties’ intent that the transfer price for the Patches shall be negotiated at the time of the negotiation of the Supply Agreement based on the non-binding price offer for the Patch provided by LTS in its letter dated June 13, 2001, attached hereto as Exhibit H, and the email dated August 29, 2002 from [***] to [***] amending the non-binding price offer based on discussions between the Parties regarding insurance and liability issues, which states that the non-binding price offer for the Patch shall be increased by not more man [***] per [***] Patches.

(d) Other Terms. To the extent the rationale behind the provisions set forth in this Agreement are applicable to like provisions of the Supply Agreement, the Parties shall endeavor not to vary the terms and conditions of such provisions when negotiating the Supply Agreement.

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ARTICLE 7 LICENSES

7.1 Clinical Program License to NeurogesX. LTS hereby grants NeurogesX a worldwide, [***], [***] right and license under the Clinical Program Patents and the Patch Regulatory Information to use said patents and information, for purposes of obtaining Marketing Approval for the Patches, including without limitation for designing and conducting clinical trials, toxicological, pharmacological and other studies, inclusion in the CMC documentation and other regulatory filings, and preparing documentation regarding the preparation, manufacturing and/or use of the Patches or the delivery of services relating thereto. The license set form in this Section 7.1 shall be exclusive, for purposes of obtaining Market Approval for TTS in the Field.

7.2 Limited Exclusivity.

(a) LTS shall for the duration of this Agreement and any future Supply Agreement not develop for, sell or license to, any third parties any TTS with capsaicin with an [***] (such TTS, the “Field”).

(b) LTS shall not use, manufacture, sell, distribute or license for or to any third party any Patches, except as authorized in writing by NeurogesX.

(c) Except as set forth in this Section 7.2, LTS shall at all times have the right to develop and/or manufacture any other TTS’s or products developed by LTS and/or a third party, even if it contains VRl-Ligands.

7.3 Backup Commercialization License.

(a) Definitions. For the purpose of this Section 7.3, the following terms will have the meanings set forth below.

(i) “LTS Know-how” means instructions, specifications, know-how, technology, materials and intellectual property describing the composition and manufacture of the Patches, including a description of the suppliers, raw materials, processes, equipment and instruments used for such manufacture and all Patch Regulatory Information. It is understood that LTS Know-how shall include all information or materials disclosed or provided under this Agreement, the MOU and the Secrecy Agreement.

(ii) “LTS Technology” means LTS Know-how and any and all patents or other intellectual property worldwide owned or Controlled by LTS which cover, is incorporated in or is used as part of any of the Patches, or which relate to a method of use or manufacture of any of the Patches.

(b) Delivery of Technology. In the event of a Failure to Agree (as defined in Section 6.2), in order to permit NeurogesX to manufacture or have manufactured and commercialize the Patch, LTS shall, upon NeurogesX’s request, deliver to NeurogesX at no additional cost, [***]

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[***]. EXCEPT AS SET FORTH IN THIS SECTION 7.3(B), LTS SHALL IN NO CASE BE OBLIGED TO PROVIDE ITS PROPRIETARY KNOW-HOW WITH REGARD TO GENERAL TTS MANUFACTURING METHODS, BUT SHALL IF REQUESTED BY NEUROGESX AND AT NEUROGESX’S COSTS [***].

(c) License. LTS hereby grants NeurogesX a world-wide right and license, with right to grant and authorize sublicenses, under LTS Technology, to use, make, have made, sell, offer for sale, import, promote, market, develop, obtain regulatory approval for and otherwise commercialize Patches and any derivatives or improvements thereof made by or for NeurogesX, and to [***]; provided that NeurogesX shall not exercise any rights set forth in this Section 7.3 except in the event of a Failure to Agree (as defined in Section 6.2). NeurogesX shall not disclose any LTS Know-how to any third party except in connection with exercising the rights set forth in this Section 7.3(c), and subject to reasonable confidentiality obligations on the part of such third party. [***]

(d) Royalties. In consideration of the license set forth in this Section 7.3, NeurogesX shall pay LTS a [***] running royalty on the Net Sales of Kits by NeurogesX, its Affiliates or Sublicensees, in the event NeurogesX exercises the rights set forth in this Section 7.3 for such Kits after a Failure to Agree.

(e) Computation of Royalties. The royalties set forth in Section 6.2(b) and 7.3(d) shall be computed for each applicable [***] period ([***]), and shall be due and payable within [***] days after such [***] period. For purposes of computing royalties, the Patch will be considered sold when paid for NeurogesX shall report to LTS, within [***] days after the end of each such [***] period during the term of this Agreement and thereafter, until all dispositions made pursuant to this Agreement have been accounted for, any and all royalties under Sections 6.2 or 7.3 accruing during such [***] period. NeurogesX shall keep records in sufficient detail to enable the royalties’ payable under the Section 6.2 or this Section 7.3 to be determined. The records of NeurogesX shall be available during reasonable business hours for inspection not more than once every [***] month period, by an independent Certified Public Accountant reasonably acceptable to NeurogesX acting in confidence and retained by LTS at LTS’s expense, for the purpose of verifying royalty reports and payments due hereunder. In the event of an underpayment by NeurogesX of more than [***] of the total is found, NeurogesX shall bear the costs connected with the verification.

7.4 Sublicensing. In the event NeurogesX desires to grant a sublicense to any third party under the licenses set forth in Section 7.1 and/or 7.3, [***], provided that

(a) LTS is informed of [***] (as it relates to the scope of such sublicense); and

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(b) those Sublicensees shall be obligated to indemnify LTS regarding product liability to the extent NeurogesX is so obligated under Sections 10.2 and 10.3(b).

ARTICLE 8

INTELLECTUAL PROPERTY

8.1 Inventions from the LTS Development of the Patch.

(a) LTS Owned. All inventions developed by the Parties under this Agreement solely relating to LTS’s existing TTS technology, including but not limited to [***] of TTS, shall be the property of LTS (“LTS IP”). [***]. NeurogesX hereby irrevocably assigns, and agrees to assign to LTS any right, title and interest it may have in and to the LTS IP, and shall assist LTS, upon reasonable request and at LTS’s sole expense, to secure or perfect any and all such rights.

(b) NeurogesX Owned. All inventions developed by the Parties under this Agreement [***] uses of VRl-Ligands shall be the property of NeurogesX (“NeurogesX IP”). LTS hereby irrevocably assigns, and agrees to assign to NeurogesX all of its right, title and interest in and to NeurogesX IP, and shall assist NeurogesX, upon reasonable request and at NeurogesX’s sole expense, to secure or perfect any and all such rights.

(c) Jointly Owned. [***] inventions developed by the Parties under this Agreement shall be the joint property of the Parties (“Joint IP”), provided that it does not belong to [***]. Neither Party shall have any obligation to account to the other Party for profits with respect to, or to obtain any approval of the other Party to license or exploit, any Joint IP by reason of their joint ownership, and each Party waives any such right it might have under the applicable laws in any country; provided, that NeurogesX [***] have the right to [***] applications and products.

8.2 Prosecution of Patents Covering the Patch.

(a) As used in this Sections 8.2 and 8.4, “prosecute” means the procedure(s) involved in securing patent rights in patent offices worldwide.

(b) LTS shall have the right, but not the obligation, to file, prosecute and/or maintain any patent or patent application solely owned by LTS covering the Patches.

(c) If LTS elects to file, prosecute and maintain any such patent or patent application, the expenses of such action shall be borne by LTS.

(d) If LTS elects not to file, prosecute or maintain any such patent or patent application in any jurisdiction, it shall notify NeurogesX at least [***] prior to the due date for action or payment. NeurogesX shall then have the right, to file, prosecute and/or maintain any such patent or patent application.

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(e) If NeurogesX elects to file, prosecute and maintain any such patent or patent application in such jurisdiction, the expenses of such action shall be borne by NeurogesX, and NeurogesX shall have a non-exclusive (except as set forth in this Section 8.2(e)), transferable, sublicensable, royalty free, perpetual license under such patents or patent applications to make, use, sell, offer for sale, export, practice and otherwise exploit the subject matter thereof. The foregoing license shall be exclusive for the Field. NeurogesX shall have the first right to enforce such patents and patent applications in the Field and retain all revenues therefrom, notwithstanding Section 8.3 below.

8.3 Third Party Infringement in the Field. Each Party agrees to promptly notify the other Party if it becomes aware of any third party’s TTS in the Field that infringes LTS’s patents covering the Patch (an “Infringement”). LTS shall have the first right, but not the obligation, to enforce its patents against any Infringement. LTS shall solely control any such enforcement action. LTS shall keep NeurogesX informed of the proceeding of such enforcement. In case NeurogesX believes LTS is not diligently pursuing the enforcement, NeurogesX shall have the right to consult with LTS. LTS agrees not to settle or otherwise terminate or delay its enforcement against any Infringement in a manner which would permit the third party to continue manufacturing and/or selling infringing TTS in the Field in contravention of the exclusivity granted to NeurogesX under Section 6.2 or Article 7 of this Agreement or the Supply Agreement. LTS shall not settle any Infringement action without the prior written approval of NeurogesX. In the event LTS notifies NeurogesX within 120 days after notice of an alleged Infringement by either party that it intends not to file suit against any alleged Infringement, or does not give any notification whether it intends to file suit within one hundred and twenty (120) days after notice of an alleged Infringement by either party or drops any action against an alleged Infringement, then NeurogesX shall have the right, but not the obligation, to enforce LTS’s patents covering the Patch against such alleged Infringement. LTS agrees to use Reasonable Commercial Efforts to assist and cooperate with NeurogesX in any enforcement by NeurogesX under this Section 8.3, at NeurogesX’s cost and expense. If LTS decides to enforce its patents against Infringement and NeurogesX permits LTS to claim NeurogesX damages, then any proceeds recovered from any such Infringement action shall be divided [***] between NeurogesX and LTS after first subtracting all legal and attorney fees and expenses. In the event NeurogesX is given the right to enforce LTS’s patents against Infringement and LTS permits NGX to claim LTS’s damages, then again any proceeds recovered from any such Infringement action shall be divided [***] between NeurogesX and LTS after first subtracting all legal and attorney fees and expenses.

8.4 Cooperation. Each Party shall cooperate with the other Party at the other Party’s expense to execute all lawful papers and instruments, to make all rightful oaths and declarations, and to otherwise assist the other Party including without limitation participating in enforcement actions, as may be necessary and reasonably requested in the preparation and prosecution of any or all patents and patents applications regarding the Patches, and the enforcement thereof.

8.5 IP Review by LTS. LTS shall review on a regular basis the intellectual property rights relevant for LTS’s work LTS shall give NeurogesX a confirmation in writing [***] a year (on or about [***] of each year) that, to the best of its actual knowledge, [***] with respect to the Patches.

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ARTICLE 9

REPRESENTATIONS AND WARRANTIES; DISCLAIMER; LIMITATION OF

LIABILITY

9.1 General Warranties. Each party represents and warrants to the other party that it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation, the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action, and it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each party warrants and represents to the other party that it has not previously granted and will not grant any rights in conflict with the rights granted herein.

9.2 Clinical Samples. Subject to the limited liability provisions set forth in this Agreement, LTS represents and warrants that the Clinical Samples delivered to NeurogesX shall be in conformity with the Specifications, shall be manufactured in accordance with Current GMP and the Quality Assurance Agreement, and shall comply with all Regulatory Requirements.

(a) Rejection of Defective Clinical Samples. NeurogesX may reject Defective Clinical Samples (subject to NeurogesX providing sufficient evidence of appropriate and correct storage at all times according to the storage conditions set forth in the applicable Specifications) by delivering to LTS written notice of rejection, and if practical, specifying the nature of the Defect and the Clinical Samples lot number, within [***] days after receipt by NeurogesX of the applicable shipment. In the case of Clinical Samples with Defects that are not reasonably discoverable upon NeurogesX’s customary incoming quality control testing (“Latent Defects”), NeurogesX may reject such Clinical Samples within [***] days after discovery of the Latent Defects.

(b) Replacement of Defective Clinical Samples. During the [***] period commencing on the date the Clinical Samples are delivered to NeurogesX, LTS shall promptly (and in any event within [***] of receipt of notice of rejection) deliver to NeurogesX, at LTS’s own cost and risk, including shipping costs, replacements for any rejected Defective Clinical Samples, up to the maximum of units contained in the applicable lot; but provided that NeurogesX can prove by sufficient evidence mat such Defect is not due to the mishandling or incorrect or inappropriate storage (i.e., not in accordance with the Specifications) of the Clinical Samples by NeurogesX and or any third party who has had access thereto.

LTS shall have the right to examine any Clinical Samples rejected by NeurogesX, provided such examination shall not delay the shipping of replacement Clinical Samples. In the case LTS disagrees that the rejected Clinical Samples are subject to this Section 9.2, the claim may be submitted for tests and a decision by a mutually agreed upon, independent and reputable third party laboratory in the United States, which appointment shall not be unreasonably withheld or delayed by either Party. The determination of such laboratory shall be final and binding upon the Parties. The Party against whom the determination is made shall be responsible for the fees and expenses of such determination, as well as the costs of the replacements for the rejected Clinical Samples at issue, including shipping costs.

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9.3 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PATCHES, CLINICAL SAMPLES AND CAPSAICIN SUPPLIED HEREUNDER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES GIVEN UNDER THIS AGREEMENT ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED.

9.4 Limitation of Liability. EXCEPT WITH RESPECT TO ARTICLE 10 AS RELATED TO THIRD PARTIES AND ARTICLE 11, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

ARTICLE 10

INDEMNIFICATION

10.1 Product Claims. LTS shall indemnify NeurogesX from any third party claims, damages, losses, costs, expenses arising from the development, manufacturing and supply under this Agreement of Patches and Clinical Samples which, at the time of delivery, do not conform to the Specifications (“Product Claims”). NOTWITHSTANDING THE FOREGOING, LTS’S AGGREGATE LIABILITY UNDER THIS SECTION 10.1 IN EACH CALENDAR YEAR FOR PRODUCT CLAIMS THAT DO NOT RESULT FROM LTS’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, SHALL NOT EXCEED THE LIMITS OF [***].

10.2 Intellectual Property Claims.

(a) NeurogesX Caused. NeurogesX shall indemnify and hold harmless LTS from any third party claims, actions, proceedings alleging the infringement of any patent, trade secrets or other intellectual property of a third party (“IP Claims”), arising from LTS’s development, manufacturing, sale and using the Patches for or to NeurogesX, which IP Claims are caused by LTS’s use of any technology or intellectual property owned or supplied by NeurogesX.

(b) LTS Caused. With respect to any third party IP Claims arising from the development, manufacture, sale and use of the Patches or Clinical Samples under this Agreement by or for NeurogesX, which IP Claims are caused by use of any technology or intellectual property owned or supplied by LTS, including without limitation the design of the Patch and any LTS Technology (as defined in Section 7.3(a)(ii)) (an “LTS Infringement”), the following shall apply:

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(i) If either Party is sued for an alleged [***], [***] is liable up to an amount of [***] for all costs and expenses (including reasonable attorney’s fees and disbursements) incurred by [***] in connection with the defense of such IP Claims. For all costs and expenses incurred by [***] in defense of such IP Claims in excess of [***], [***] is liable and shall indemnify and hold harmless [***]. In the event [***] is the Party sued for an alleged [***], and [***] desires indemnification from [***], [***] shall promptly notify [***] of the alleged [***], permit [***] sole control of the defense and/or settlement of the alleged [***] as requested (but [***] may participate in such defense and/or settlement with counsel of its choice and its own expense), and cooperate with [***] with respect to such defense and settlement.

(ii) [***] agrees to automatically [***] under this Agreement and any future Supply Agreement by the [***] a court may require [***] to pay to a third party claiming a [***] in satisfaction of a judgment against [***], or by the [***] owed by [***] in any settlement of the [***]; provided that the [***] under this Agreement or future Supply Agreement shall not fall below [***].

(iii) In case of a court judgment which prohibits [***] from [***] as a result of an [***], [***] shall reimburse [***] for [***] of the [***]. This obligation shall only be valid during the term of this Agreement and future Supply Agreement.

(c) Sole Remedy for IP Claims. Notwithstanding any other provision of this Agreement, this Section 10.2 shall state the entirety of each Party’s obligations to indemnify and/or hold harmless the other Party and the entirety of each Party’s remedy from the other Party, with respect to IP Claims arising from the development, manufacturing, sale and/or use of the Patches.

10.3 Other Indemnification.

(a) LTS. Without regard to LTS insurance, LTS shall indemnify and hold NeurogesX harmless from any claims, damages, losses, costs and expenses (including attorney’s fees) (“Claims”) that arise from LTS’s gross negligence or willful misconduct in connection with the use, development, manufacturing, sale, distribution or application of the Patch.

(b) NeurogesX. Other than to the extent that LTS is obligated to indemnify NeurogesX pursuant to this Article 10 or otherwise arising from LTS’s gross negligence or willful misconduct, NeurogesX shall indemnify and hold LTS harmless from any Claims that arise from the [***] which shall include claims under Article 10.1 to the extent that they exceed [***], and not falling within Section 10.3(a) above or those claims addressed in Section 10.2, provided that (i) LTS promptly notifies NeurogesX of the Claim, (ii) NeurogesX has sole control of the defense and/or settlement of the Claim (but LTS may participate in such defense and/or settlement with counsel of its choice and its own expense), and (iii) LTS fully cooperates with NeurogesX with respect to such defense and settlement.

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10.4 Insurance.

(a) NeurogesX. NeurogesX shall obtain sufficient clinical trial insurance coverage of an amount reasonable and customary in the pharmaceutical industry considering the nature and extent of the clinical trials in question, which insurance coverage can also be self insurance.

(b) LTS. LTS shall obtain and maintain during the term of this Agreement and thereafter liability insurance covering its activities under this Agreement at a level no lower than that set forth in Exhibit F, if such coverage is available at terms and conditions not substantially more unfavorable than LTS’s present insurance coverage. LTS shall certify to NeurogesX each year of the extent of its insurance coverage, and shall promptly notify NeurogesX in the event its liability insurance covering its activities under this Agreement falls below the level set forth in Exhibit F.

ARTICLE 11

CONFIDENTIALITY

11.1 Confidential Information. The parties agree that the Secrecy Agreement dated January 23, 2001 executed between LTS Lohmann Therapy-Systems Corp. and NeurogesX and herein attached as Exhibit G (“Secrecy Agreement”) shall govern the confidential information disclosed by each party under this Agreement; provided that the “Purpose” set forth therein shall mean performing obligations and/or exercising rights under this Agreement, and the term of the confidentiality obligations thereunder shall be for the term of this Agreement plus [***], and that the provisions in this Agreement regarding choice of law venue and liability shall supersede the corresponding provisions in the Secrecy Agreement.

11.2 Confidential Terms/Publicity. Except as expressly provided herein, each party agrees not to disclose to any third party the terms of this Agreement without the prior written consent of the other party hereto, except (i) as required by securities or other applicable laws, in which case the disclosing party shall seek confidential treatment to the extent available, or (ii) to advisors, investors and others on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or (iii) to the extent required by law.

ARTICLE 12

TERM AND TERMINATION

12.1 Term. Unless terminated in accordance with this Article 12, this Agreement shall be in effect until the earlier of (a) NeurogesX obtaining (or notifying LTS in writing that it has abandoned its efforts to obtain) Marketing Approval for the Patches in each regulatory jurisdiction in the Territory, or (b) June 30, 2006. NeurogesX shall have the option (exercisable multiple times, each time for an additional two (2) years) to extend the date set forth in clause (b) above upon written notice at least thirty (30) days prior to such date; provided that at the time of such date NeurogesX is continuing to use Reasonable Commercial Efforts to obtain Marketing Approval for the Patches in one or more regulatory jurisdictions in the Territory or as expanded in Section 3.7.

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12.2 Termination for Breach. Each Party shall have the right to terminate this Agreement upon written notice, in the event of the other Party’s material breach hereof which is not cured within thirty (30) days after notice specifying such breach.

12.3 Termination upon Failure to Agree. Either Party shall have the right to terminate this Agreement in the event of a Failure to Agree (as defined in Section 6.2).

12.4 Survival. Articles and Sections 1, 2.7 (last sentence), 3.3, 3.6, 5.2 (last two sentences), 6, 7 (except 7.2(a)), 8, 9, 10, 11, 12 and 13 shall also survive any expiration or termination of this Agreement.

ARTICLE 13

MISCELLANEOUS

13.1 Dispute Resolution. The Parties shall attempt in good faith to resolve promptly any dispute arising out of or relating to this Agreement by negotiation. If the matter cannot be resolved in the normal course of business, any interested Party shall give to the other Party written notice of any such dispute not resolved, after which the dispute shall be referred to the principal executive officers of both Parties or their designees who shall likewise attempt to resolve the dispute. If the dispute has not been resolved by negotiations within forty-five (45) days of such written notice, each party shall have full access to personal jurisdiction and service of process in any venue or in any court at the seat of the defendant. Both Parties waive any right to demand a trial by jury.

13.2 Governing Law. In case LTS is the defendant, this Agreement is subject to German law, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. In no event in such case shall choice of law analysis lead to the application of other than German law. In case NeurogesX is the defendant, this Agreement is subject to the law of the State of California, the United States of America (including U.S. federal law), regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. In no event in such case shall choice of law analysis lead to the application of other than the law of the State of California.

13.3 Assignment. Neither Party shall have the right to assign this Agreement or its rights hereunder without a prior written consent of the other Party, provided, however, that no consent is required in connection with a sale or transfer of all or substantially all of the assets, securities or business of the assigning Party whether by sale, merger, operation of law or otherwise.

13.4 Independent Contractors. The relationship of LTS and NeurogesX established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between LTS and NeurogesX. Neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Parties.

13.5 English Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall not be binding on the Parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

13.6 Force Majeure. Neither Party shall be responsible or liable to the other party for, nor shall this Agreement be terminated as a result of, any failure to perform any of its obligations hereunder, if such failure results from circumstances beyond the control of such party, including, without limitation, requisition by any government authority, the effect of any statute, ordinance or governmental order or regulation, wars, strikes, lockouts, riots, epidemic, disease, an act of God, civil commotion, fire, earthquake, storm, failure of public utilities, common carriers or supplies, or any other circumstances, whether or not similar to the above causes and whether or not foreseeable. The Parties shall use their Reasonable Commercial Efforts to avoid or remove any such cause and shall resume performance under this Agreement as soon as feasible whenever such cause is removed; provided, however, that the foregoing shall not be construed to require either party to settle any dispute with any third party, to commence, continue or settle any litigation, or to incur any unusual or extraordinary expenses.

13.7 Notices. Any notice or other communication required by this Agreement shall be made in writing and given by prepaid, first class, certified mail, return receipt requested, and shall be deemed to have been given on the date received by the addressee at the following address or such other address as may from time to time be designated to the other Party in writing:

If to NeurogesX:	NeurogesX, Inc.
San Carlos Business Park, 981F Industrial Road, San Carlos, CA 94070 United States of America Attn: President & CEO

If to LTS:	LTS Lohmann Therapie-Systeme AG,
Lohmannstraße 2, D-56626 Andernach, Germany Attn: Legal Department

13.8 Compliance with Law. Each Party shall comply with all applicable national and local laws and regulations in connection with its activities pursuant to this Agreement.

13.9 No Waiver. A waiver, express or implied, by either LTS or NeurogesX of any right under this Agreement or of any failure to perform or breach hereof by the other Party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

13.10 Severability. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement, and the remainder of this Agreement shall remain in full force and effect

13.11 Entire Agreement. This Agreement together with the Exhibits attached hereto constitutes the entire understanding and agreement between the Parties as of the Effective Date with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, agreements, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of each of the Parties hereto.

13.12 Article and Section Headings, Language and Construction. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to “Articles,” “Sections” and “Exhibits” refer to the articles, sections and exhibits of this Agreement. The words “hereof,” “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any subdivision contained in this Agreement. The words “include” and “including” when used herein are not exclusive and mean “include, without limitation” and “including, without limitation,” respectively. This Agreement has been negotiated by the Parties and their respective counsel. Accordingly, this Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

13.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the dates set forth below.

NeurogesX, Inc.		LTS Lohmann Therapie-Systeme AG

By:	/s/ Anthony DiTonno	By:	/s/ F. Becher /s/ K. Haczkiewicz
Name:	Anthony DiTonno	Name:	F. Becher K. Haczkiewicz
Title:	President and Chief Operating Officer	Title:	General Counsel Manager Strategic Business Development
Date:	1-21-04	Date:	15 Jan. 2004

Exhibits
Exhibit A: VRl-Ligands
Exhibit B-1: Specifications as of execution of the MOU
Exhibit B-2: Specifications as of the Effective Date
Exhibit C: Quality Assurance Agreement
Exhibit D: Development Plan
Exhibit E: Packaging of Clinical Samples
Exhibit F: LTS Liability Insurance
Exhibit G: Secrecy Agreement
Exhibit H: Prior Correspondence Re: Transfer Price of the Patches
Exhibit I: Specifications for Materials

EXHIBIT A

VR-1 LIGANDS

VR-1 Ligand is a vanilloid or related molecule selected from the group consisting of capsaicin, [***] such as [***] such as [***] such as [***] .

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EXHIBIT B-l

SPECIFICATIONS AT THE TIME OF THE MOU

Confidential

NeurogesX

Annex 2: Required Properties of Transdolor™ Pain Treatment System Patches

Patch properties:

[***]

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[***]

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EXHIBIT B-2

SPECIFICATIONS AS OF THE EFFECTIVE DATE

EXHIBIT C

QUALITY ASSURANCE AGREEMENT

Addendum

Reference to the Memorandum of Understanding

Due to the fact that in the mean time an agreement of clinical supply and development has been finished in reference to the no. 1.2 of chapter 1 the following clause shall be supplemented to the agreement:

This Agreement is entered into pursuant to and is supplemental to the Memorandum of Understanding dated, May 29, 2001. In the event of any conflict between the provision of this Quality Agreement and the provisions of the Memorandum of Understanding, then the provisions of the Memorandum of Understanding or other subsequent agreements as for clinical supply and development shall prevail.

I.	INTRODUCTION AND SCOPE

1.1	The purpose of this Quality Agreement is to define and establish the obligations and responsibilities of Lohmann Therapie-Systeme AG (LTS) and NeurogesX, Inc. (NGX) as they relate to the development, manufacture and supply of drug product to NGX by LTS. All manufacture and supply of drug product will be performed in accordance with current Good Manufacturing Practices.

1.2	This Agreement is entered into pursuant to and is supplemental to the Memorandum of Understanding dated, May 29, 2001. In the event of any conflict between the provision of this Quality Agreement and the provisions of the Memorandum of Understanding, then the provisions of the Memorandum of Understanding shall prevail.

1.3	NGX and LTS are responsible for the steps involved in manufacture, control, packaging and final release of drug product as specified in the Appendices contained herein.

1.4	This Agreement and appendices will be accessible to competent Regulatory Agencies as required.

1.5	Both the NGX and LTS Quality Assurance Units are responsible for keeping this document current, and changes as such will be submitted through the NGX Quality Assurance Unit, who shall be responsible for maintaining this Quality Agreement and its revision control. Modifications will be agreed between the parties and reflected in written addenda. This Agreement may be revised independently from the Memorandum of Understanding.

Section		Revision	Date
I	Definitions	00	Dec 20, 2002

II	Overview of Functions and Responsibilities	00	Dec 20, 2002

III	Description of Functions and Responsibilities	00	Dec 20, 2002

IV	Batch Accompanying Documents	00	Dec 20, 2002

V	Conditions for Storage, Packaging, and Shipment	00	Dec 20, 2002

VI	Persons to Contact	00	Dec 20, 2002

VII	Supplementary Agreements and Attachments	00	Dec 20, 2002

Section I

Definitions

cGMP – current Good Manufacturing Practices, which shall include all applicable standards relating to manufacturing practices for intermediates, bulk products, or finished pharmaceutical products (i) in the form of laws or regulations, or (ii) in the form of guidance documents (including, but not limited to, advisory opinions, compliance policy guides and guidelines) which guidance documents are being implemented within the pharmaceutical manufacturing industry for like products; in each case, which are promulgated by the FDA or its counterpart foreign governmental agencies or entities, as applicable.

FDA – United States Food and Drug Administration, or any successor agency.

SOP – Standard Operating Procedures.

C of A – Certificate of Analysis.

OOS – a test result that is outside of the preestablished specification and is investigated and documented per Standard Operating Procedures for such results.

Significant Event – a planned or unplanned deviation from the specifications, quality control procedures or manufacturing processes known to, or reasonably likely to have an impact on the quality, stability, shelf life or other characteristics of drug product, or that would require the parties to make additional regulatory filings, including, to the Investigation^ New Drug (IND) Application.

Significant Change – a proposed change to a raw material, packaging or labeling component, equipment, manufacturing method or procedure, product or material specification or requirement, sampling method, test method or release requirements or procedures of any kind known to, or reasonably likely to have an impact on the quality, stability, shelf life or other characteristics of drug product, or that would require the parties to make additional regulatory filings, including to the Investigational New Drug (IND) Application.

Production demonstration – also known as validation batches.

Stability – the ability of the drug product to remain within its established specifications throughout its retest or expiration period, as appropriate.

Quality Unit – an independent unit within organization responsible for duties associated with assuring the quality of the product.

Batch (or Lot) – a specific quantity of drug product or other material that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacture order during the same cycle of manufacture.

Master Production Record – a set of specific and detailed instructions required to manufacture a batch of drug product.

Final Product Specification – the combination of physical, chemical, biological, and microbiological tests and acceptance criteria that a drug product should meet throughout its shelf life.

Reference Standard – substances selected for their purity, critical characteristics, and suitability for use in assays for quantification and identity.

Third Party Service Provider – an independent service contracted for any aspect of manufacturing or testing.

Supplier – Any third party who provides materials that will be used in products or as primary packaging or labeling components for NeurogesX products.

Section II

Overview of Functions and Responsibilities

NeurogesX, Inc. San Carlos Business Park 981F Industrial Road San Carlos, CA 94070-4117 USA	LTS Lohmann Therapie-Systeme AG Lohmannstraße 2 56626 Andernach Germany	Third Party N/A

Responsibilities:	NeurogesX	LTS	T.P.
Sponsor	[***]	[***]
STARTING MATERIALS
Active ingredients
Purchasing	[***]	[***]
Quality Control testing	[***]	[***]
Specification + methods	[***]	[***]
Reserve samples	[***]	[***]
Inactive ingredients
Purchasing	[***]	[***]
Quality Control Testing	[***]	[***]
Specification + methods	[***]	[***]
Reserve samples	[***]	[***]
Packaging materials
Purchasing	[***]	[***]
Quality Control Testing	[***]	[***]
Specification + methods	[***]	[***]
Reserve samples	[***]	[***]
PRODUCTION
Current production formula	[***]	[***]
- Manufacturing of the bulk, product and in- process controls	[***]	[***]
- Primary packaging (incl. in-process-controls)	[***]	[***]
- Cleaning Confirmation	[***]	[***]
- Secondary packaging (incl. in-process-controls)	[***]	[***]
Labeling for clinical supplies	[***]	[***]

QUALITY CONTROL
Release of raw materials	[***]	[***]
Testing of the final product	[***]	[***]
Release of clinical trial supplies	[***]	[***]

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Responsibilities:	NeurogesX	LTS	T.P.
Reserve samples final product	[***]	[***]
Stability
Stability protocol development	[***]	[***]
Stability protocol review and approval	[***]	[***]
Stability testing of clinical trial supplies Starting with phase I	[***]	[***]
Stability report generation	[***]	[***]
Establishing retest date	[***]	[***]
Analytical method development	[***]	[***]
THIRD PARTY QUALIFICATIONS
Third party manufacturers qualification	[***]	[***]

INVESTIGATIONS
Deviation investigation	[***]	[***]
Deviation approval (significant)	[***]	[***]
Out of specification results investigations	[***]	[***]

VALIDATION
Facility / utility / equipment validation plans	[***]	[***]
Facility / utility / equipment validation execution	[***]	[***]
Cleaning validation	[***]	[***]
Computer validation	[***]	[***]
Analytical method validation execution	[***]	[***]
Process validation plan	[***]	[***]
Process validation	[***]	[***]
Process validation report	[***]	[***]
Development reports	[***]	[***]

CHANGE CONTROL
Process and Formulation	[***]	[***]
Equipment	[***]	[***]

COMPLAINTS AND RECALLS
Complaints and Recalls	[***]	[***]

X in both columns – [***]

X* – to be available for review by NGX prior to finalization

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section III

Description of Functions and Responsibilities

Production of product

LTS shall manufacture and test NGX’s drug product in accordance with LTS’s SOPs, cGMPs, applicable laws and regulations, including all applicable FDA regulations, any applicable local laws and regulations in the place of manufacture, and any IND, NDA, MAA and other regulatory filings or approvals for the drug product (collectively, the “Regulatory Requirements”), and applicable contracts between LTS and NGX, including the parties’ Memorandum Of Understanding, as amended on May 29, 2002. The manufactured product shall adhere to the specification supplied by NGX or as mutually agreed upon and in compliance with all cGMPs and any other applicable Regulatory Requirements. LTS will prepare for each batch of product manufactured for NGX, the complete production record documentation (see section IV, Batch Accompanying Documentation). This completed documentation will be retained by LTS in accordance with its document retention policy and Regulatory Requirements, and in no event less than 10 years. The documentation will be readily accessible for review and inspection by NGX and regulatory authorities, and true copies of these records will be sent to NGX by LTS for each batch of product produced.

Control of Suppliers

LTS shall maintain an approved supplier’s list in accordance with LTS’s procedures. NGX’s approval will be required for any supplier change for materials used in NGX’s products. LTS shall notify NGX of intended change in suppliers at least 6 months in advance of implementing the change. LTS will provide the Material Name, Supplier Name and Manufacturing Location to NGX upon request. The initial approved supplier’s list shall be subject to NGX’s written approval.

Third Party Service Providers

Should LTS employ a third party service provider (TPSP) for any manufacture, testing or performance of any ancillary function related to NGX’s product, NGX and LTS and the TPSP will agree on the following:

1.	LTS will not use any TPSP without a written consent by NGX.

2.	LTS will be the primary contact with the TPSP.

3.	LTS will adequately qualify the supplier according to LTS policies and procedures and this Quality Assurance Agreement.

4.	LTS will be responsible for release and review of any one part or all parts of the process performed by TPSP, and shall be responsible for any actions performed by the TPSP with respect to NGX’s product as if performed by LTS itself.

5.	LTS will perform appropriate process transfer according to their internal procedures and applicable regulations.

6.	NGX retains the right to review or obtain copies of documents created by TPSPs and retained by LTS.

7.	The Quality Assurance Agreement with TSPS shall not have discrepancies to this Quality Assurance Agreement or other agreements between LTS and NGX.

8.	NGX will not give analytical methods or procedures of LTS to TSPS without written consent of LTS.

Printed Materials

NGX will be responsible for, and provide LTS with, all copy content and artwork for all printed materials associated with the product, e.g. labels, etc. NGX will be responsible for compliance with all necessary laws and regulations concerning such materials. The products supplied to NGX hereunder shall be packaged and labeled in accordance with instructions from NGX.

Drug Product Specifications

The referenced drug product(s) must be manufactured, packaged, labeled (if necessary) and handled according to the written specifications and procedures as outlined in this agreement. Changes to the specifications shall be mutually agreed upon and approved by both parties.

In testing drug product(s) NGX and LTS will agree upon the analytical methods requiring validation. For those methods which appear in the current compendia or other recognized standard references, a statement indicating the reference shall suffice. For those analytical methods developed by LTS, documentation supporting the validation of the analytical method shall be supplied upon request, to NGX.

Each lot of drug product will be sampled and tested in accordance with the agreed upon LTS procedures, cGMPs and must meet the specifications as outlined in this agreement.

Reserve samples

LTS shall keep retention samples of raw materials as required by LTS’s SOPs and Regulatory Requirements. LTS shall commit itself to keep reserve samples of drug product for regulatory purposes for each batch of drug product produced.

If batches are reworked and/or reprocessed additional retention samples will be collected and retained by LTS. The quantity of critical intermediate and drug product retained should be at least three times the amount to be able to perform all physical and chemical tests according to the Certificate of Analysis.

Deviations, OOS and Non-Conformances (Significant Events)

All deviations from approved, product–specific procedures or specifications, Out-Of-Specification test results of any kind, and any non–conformances to specifications will be considered Significant Events and will be investigated and resolved, as applicable, by LTS in consultation with

NGX, provided that such Significant Event occurs during the manufacture of NeurogesX product and have, to the best of the knowledge of LTS, the potential to substantially impact the NeurogesX product. Reprocessing or reworking of drug product or intermediates will always be considered a Significant Event. LTS must notify NGX within 5 working days of each Significant Event, and within within reasonable time of the completion and results of the investigation concerning such Significant Event. The documentation of the occurrence of the Significant Event, the investigation and any necessary actions required for resolution will be retained as part of the batch document for the batch(es) affected and a copy thereof provided to NGX. On mutual agreement additional and more in-depth investigation of the Significant Event will be performed by LTS. NGX shall review the documentation for each Significant Event and provide the required approval in writing for each Significant Event as soon as reasonably possible after the deviation has occurred, but in no event later than release of the relevant batch(es).

All actions investigating non-conformances and justifying the release of the batch of material must be fully documented to best of the knowledge of each party. The non-conformance documents relating to drug product or drug substance will be subject to approval by both LTS and NGX.

Release and Shipment of Product

LTS has the responsibility to release finished drug product to NGX. LTS will not ship any of NGX’s product to any destination other than NGX until NGX has released the product and authorized shipment or unless prior approval has been received from NGX to perform such shipments.

A Certificate of Analysis (CofA) or applicable documentation, as well as a Certificate of Production Compliance, shall be provided to NGX by LTS for each batch of drug product produced. The CofA, or equivalent, will be generated upon completion of all testing requirements and will contain the items tested, corresponding acceptance criteria, and test results. NGX is responsible for the approval and final release of all finished drug product after review of LTS’ CofA and other required documentation. Upon approval, NGX will notify LTS of such approval by forwarding to LTS the NGX completed and approved batch release checklist.

Reprocessing and Rework

Reprocessing and rework activity can only be performed per agreement between both LTS and NGX. Reprocessing and rework directions must be established to define the process. Reprocessing and/or rework of material or product must be documented to state reason and justification for processing. A reprocessing or rework Batch Record will be written and issued following standard procedures.

Change Control

All changes to this Quality Agreement must be documented as an addendum and reviewed and approved by authorized QAU representatives of LTS and NGX.

Changes to raw materials, packaging materials, equipment, utilities, facilities, manufacturing methods and procedures, product and material specifications and requirements, sampling, test methods, and release requirements will be implemented according the LTS’s change control procedures and, in cases of Significant Changes, will require NGX’s approvals. Changes to the approved Master Production Records and Final Product Specifications will always require LTS’s and NGX’s approvals.

LTS and NGX will jointly determine the most efficient route for handling change notifications. LTS will notify NGX of significant proposed changes at least 10 working days prior to the date of proposed implementation. LTS will not implement any changes without NGX’s written approval, which will be given or withheld by written notice within 5 working days after NGX receives LTS’s notice.

Audits and Inspections of Facilities and Products

LTS and TPSP’s will notify NGX (and in advance if possible) of any inspections or actions by regulatory agencies or other enforcement bodies in due time, of LTS’s or any TPSP’s facilities and/or processes which will directly impact NGX’s products. Where reasonably possible, LTS and TPSP’s shall afford NGX the opportunity to be present at such inspections.

NGX reserves the right to audit LTS’s facilities, systems, documents and processes (including validation, investigation and qualification processes) as they relate to the manufacture and control of NGX’s products or otherwise relating to LTS’s performance of this Agreement. These audits will be performed on an annual basis or as mutually agreed upon by LTS and NGX and at times convenient to NGX and LTS under such conditions as LTS may reasonable require in order to protect the confidentiality of it’s and other customer’s proprietary and confidential information.

NGX also reserves the right to audit TPSPs (e.g. contract laboratories, third party manufacturers, etc.) if utilized by LTS for NGX’s product. NGX reserves the right to be on site at LTS during manufacture of NGX’s products and/or during and regulatory inspection specific to NGX’s products with adequate notice to LTS. LTS will respond to, and forward all responses to observations, generated during NGX’s audit within 30 days of issuance.

Storage of Products

LTS agrees to store NGX’s products under appropriate product label storage conditions and in a secure area, to ensure they comply with all the quality specifications, attributes and in compliance with all applicable regulations. If special storage conditions are necessary for special purposes, the conditions, timeframes and material requirements will be supplied in writing by NGX.

Stability Activities

The responsibility for writing of stability protocols, stability testing, data interpretation and reporting will belong to LTS and will be conducted in accordance with ICH guidelines and in consultation with NGX. Stability protocols will be approved by NGX prior to initiation of the stability study. Stability protocols and reports will be subject to approval by NGX. Stability reports will be provided to NGX by LTS at regular intervals and stability milestones. Updating of stability information to regulatory documents for the product is the responsibility of NGX. All stability related activities under the responsibility of LTS will be completed in a timely manner according to the agreed-upon stability protocols and applicable regulations. NGX will notify LTS to terminate stability programs at the end of clinical trial or when the lot on stability is no longer relevant.

Investigational Product Complaints

Each party shall provide any information regarding product complaints to the other party. LTS will assist NGX with any investigations required in regards to such complaints as a highest priority under this agreement. The results of the investigation will be documented in writing and be provided to NGX as soon as feasible in a timeframe to be agreed upon by LTS and NGX. NGX will communicate with the customers and/or regulatory authorities the results of the investigation, if necessary.

Section IV

Batch Accompanying Documentation

LTS will give a copy of the batch records to NeurogesX for clinical and PD batches (Production Demonstration). The following documents shall be forwarded to NeurogesX with each delivery of the product:

•	Certificate of Production Compliance

•	Certificate of Analysis

•	List of raw materials used, date raw materials were released and retest or expiration date

•	Manufacturing record for lots released by LTS

•	Packaging record (if applicable)

•	Labeling record (if applicable)

•	Translation of comments made on records

•	Deviations, including investigation/resolution documentation

•	Out of Specification test results including investigation/resolution documentation for lots released by LTS*

•	Analytical testing results for in-process and finished product testing

•	Lot production tree (i.e. a list of all the lots (post raw material lots) used toward production of the final lot of drug product)

•	Certificate of Batch Review by Quality

•	Batch Record Document Inventory Checklist (list of documents sent to NGX for each batch)

•	Copy of any clinical labels applied to drug product

•	Copy of the shipping labels

*	If an OOS result is confirmed, the batch will be rejected by QC. This batch will not be shipped to NGX or other destination and therefore NGX will not receive batch documentation

Section V

Conditions for Storage, Packaging and Shipment

See

• May 29, 2001 Memorandum of Understanding

Section VI

NeurogesX, Inc. (NGX)
[***]	VP, Regulatory Affairs [***] [***]

[***]	VP, Pharmaceutical Science [***] [***]

[***]	Sr. Manager, Quality Assurance [***] [***]

LTS LOHMANN Therapie-Systeme AG (LTS)
[***]	Head of Quality Control [***] [***]

[***]	Head of Production [***] [***]

[***]	Acting Head of Quality Assurance [***] [***]

[***]	Head of Regulatory Affairs [***] [***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section VII

Supplementary Agreements

Attachment 1 – NeurogesX: Example of an order for Clinical Batches

Attachment 2 – Example of the Shipping Confirmation

Attachment 3 – Example of the Batch Record Document Inventory Checklist

Example for Formula Assignment for Clinical Trials

Manufacturing Order (Attachment 1)

Address of Sponsor:

NeurogesX, Inc., 981F San Carlos, CA 94070-4117, USA

According to the existing Memorandum of Understanding for clinical Samples, dated May 29, 2001 the following joint project decision has been taken:

1.	The following formula(e) of the patch, developed by LTS, will be used in a clinical study:

(in case of more than one formula, every one has to be listed separately)

Formulation	Capsaicin patch, active, composition as batch no.: XXXXXXX	IND XXXX
Shelf life: [***] after mass preparation, stability-data are available ([***], [***] °C/[***]% RH, [***]°C/[***]% RH and [***]°C/[***]% RH)
Batch size: Not less than XXXX patches	Size: XXX cm2, XX x XX cm2
Current manufacturing instruction LTS:	XXXXX

Imprint on cardboard boxes: (e.g.: (Drug)- xxx cm2, potency: xx mg xxx/, batch no., material no., for clinical trials only, for skin application only, 1 box contains xxx, address of LTS,)

NeurogesX, Inc. San Carlos, CA 24670

Capsaicin Dermal Patch

Strength: xx mg/cm2

Quantity per Pouch: One patch, xxx cm2

Lot No. 811xxxxx

Instructions: Apply as Directed in Protocol

For Dermal Use Only

Store At Controlled Room Temperature

20-25°C (68-77°F)

CAUTION: New Drug – Limited by Federal Law to Investigational Use

Storage conditions before shipment to CRO: (humidity, temperature, others)	20-25°C
Storage conditions during shipment to CRO: (humidity, temperature, others)	nmt 30°C
Storage conditions at CRQ site: (humidity, temperature, others)	20-25°C

No. of samples to be shipped: Shipping date:

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

This construction and the currently established process have been developed to establish a reasonable basis for further development. The study results will according to current knowledge lead to significant progress (e.g. formulation refinement or decision of alternatives). The ingredients selected are regarded to be acceptable for human use.

2.	A clinical trial with above test formula will be performed at: n.a.

Date: n.a.

Clinical development phase

Shelf life: [***] after mass preparation, stability data are available ([***], [***] °C/[***]% RH, [***]°C/[***]% RH and [***]°C/[***]% RH

Study Design: (1-, 2-..armed, cross-over, no. of volunteers/patients)	n.a.

Sampling: (type (blood, urine), possibly sampling times))	n.a.

Studying objective: (e.g. preliminary pharmacokinetics of)	n.a.

Application period: (e.g. 24 hours)	n.a.

Reference Medication (if any): (e.g. IND, CTX, if applicable)	IND XXXX

There is a joint agreement that the study design is suitable to support further formula decisions in the development process

For GMP responsibilities, contact:	[***]

NeurogesX, Inc. orders to manufacture the above mentioned clinical batch/batches by LTS

(Project Manager LTS R&D)	Project Manager/responsible Person Partner Company)

Shipping Confirmation (Attachment 2)

SECTION 2: LOHMANN

Date Request Received:

Ship as Requested? Yes ☐ No ☐

(If no, explain)

Description of Units Shipped:
Material Description	Quantity	Lot Number

Date Shipped:	Method of Shipment:	Tracking No.:

AUTHORIZED SIGNATURE:		Date:

Immediately upon shipment of this order, complete section 2, and fax this form to:

, NeurogesX, Inc.

Tel no. 001-650-508-2116, fax no. 001-650-622-0998

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 3: MATERIAL RECIPIENT

Recipient:

Date Received: Received by:

Any Discrepancies Noted? Yes ☐ No ☐

Condition of Shipment & Comments

AUTHORIZED SIGNATURE: Date:

Immediately upon receipt, check shipment, complete section 3, and fax this form to:

, NeurogesX, Inc.

Tel no. (650) 508-2116, fax no. (650) 622-0998

EXHIBIT D

DEVELOPMENT PLAN

[Parties need to revise dates on the Development Plan]

EXHIBIT E

PACKAGING OF CLINICAL SAMPLES

Clinical Samples shall be supplied as unlabeled patches, within pouches without labeling or with labeling as specified by NeurogesX in the Quality Assurance Agreement. NeurogesX understands that some pouch marking such as a lot number will probably be required by LTS’ QA group. The patches themselves, however, must have no marking that could trace to dosage strength. Patches in pouches will be bulk packaged in suitable containers and shippers for shipment to NeurogesX.

EXHIBIT F

LTS LIABILITY INSURANCE

EXHIBIT G

SECRECY AGREEMENT

SECRECY AGREEMENT

between

LTS LOHMANN Therapy Systems Corp., 21 Henderson Drive, West Caldwell, New Jersey 07006 (“LTS”)

and Neurogesx Inc., 969 C Industrial Road, San Carlos, CA 94070 (“PARTNER”)

with respect to:

a [***] analgesic patch containing a natural product (“Information”)

the following Secrecy Agreement has been agreed upon herewith:

1.1 Insofar as a party provides such Information it will be referred to herein as the “DISCLOSING PARTY”; insofar as a party receives such Information it will be referred to herein as the “RECIPIENT”.

1.2 RECIPIENT shall treat as confidential and secret all Information including but not limited to data, know–how, formulas, processes, specifications, organization, mechanical equipment and/or trade secrets which have been or may hereafter be disclosed; directly or indirectly by DISCLOSING PARTY to RECIPIENT, either orally or in writing, or through inspection, as well as samples (“Information”), which might be necessary for experiments and tests concerning effectiveness and importance for the market and shall use the Information only for the purpose of evaluating its interest in making appropriate commercial arrangements (“Purpose”) with LTS.

1.3 Information disclosed to RECIPIENT must be identified as being confidential and if disclosed orally be reduced to writing by DISCLOSING PARTY and sent to RECIPIENT within 30 (thirty) days from disclosure.

1.4 RECIPIENT shall not copy or disclose any Information, without express prior written agreement of DISCLOSING PARTY, save that LTS may disclose any of the Information to any of its affiliated companies on the same terms as this Agreement.

1.5 RECIPIENT shall neither directly nor indirectly through its employees, agents, affiliates or other persons or entities connected to RECIPIENT use or put into production Information, which has been received from DISCLOSING PARTY, except for Purpose of this Agreement.

1.6 RECIPIENT shall not forward any Information to third parties without express prior written consent of DISCLOSING PARTY, save as stated above.

1.7 RECIPIENT shall limit access to the Confidential Information from the disclosing party to those of its officers and employees who need to know such Confidential Information for the purpose of this Agreement and who will be advised of the conditions of this Agreement.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.8 RECIPIENT shall not use Information to contest or challenge any protected rights or applications for protection of rights concerning Information, and shall refrain from undertaking any action which, to its knowledge based on due diligence, could affect such protected rights or impede any applications by using Information.

1.9 RECIPIENT shall keep all Information in good condition and a safe place and return them on request, provided, however that the RECIPIENT may keep one copy thereof for purpose of maintaining records of Information received hereunder.

2. This Secrecy Agreement shall not apply for Information and know–how which RECIPIENT can show by competent proof that

(a) it was, at the time of disclosure, in the public domain;

(b) it has, subsequent to disclosure, become part of the public domain through no fault, act, omission or violation by RECIPIENT of the confidentially obligation;

(c) it was, at the time of disclosure, in the possession of the RECIPIENT and not otherwise acquired, directly or indirectly, from the DISCLOSING PARTY;

(d) it has been developed independently by the RECIPIENT without access to the Information;

(e) it has, subsequent to disclosure been obtained by RECIPIENT from any other third party, provided, however, that it was not obtained by said third party, directly or indirectly, from the DISCLOSING PARTY under any obligation of confidentiality.

3. Any information disclosed to the other party hereto which is a distinct use or evaluation of, or a distinct combination with non–proprietary information and/or with proprietary Information shall be deemed to be distinct proprietary Information subject to this Agreement.

4. In case the disclosure of confidential Information is necessary to allow either LTS or PARTNER to defend itself against litigation, or to file and prosecute health registration applications, patent applications or to comply with judicial decrees or government actions or regulations such disclosure shall not constitute a breach of the confidentiality obligations set forth herein provided, however, that prior written consent by the DISCLOSING PARTY has been obtained, which shall not be unreasonably withheld and shall be rendered as soon as practical.

5. No right or license to any patent, trade secret or intellectual property to either party is granted by this Agreement. Nothing in this Agreement shall be construed as an obligation to provide proprietary Information and/or as to grant any licensing agreement and/or any other agreement.

6. The unenforceability of one or more provisions of this Agreement shall not affect the enforceability of the remainder of the Agreement. Any unenforceable provisions or void provisions shall be replaced with comparable provisions that are enforceable and conform to the purpose and intention of this Agreement.

7. This Agreement, and all rights and obligations of the parties under this Agreement, shall terminate five (5) years after the date of the latest signature under this Agreement.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

The parties hereto unconditionally and irrevocably agree and consent to personal jurisdiction in any court that has jurisdiction within the state of New Jersey and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement and/or the respective business relationship and further agree not to commence any such action, suit or proceeding except in any such court.

9. In the event that any dispute or claim of any sort arising out of this Agreement concerning the Information and or any dispute or claim concerning competent court and/or jurisdiction and/or execution of any award granted by a foreign court or arbitration panel should lie in a jurisdiction in which trial by jury is standard or may be demanded, each of the parties irrevocably waives any right to demand or request a trial by jury, and agrees to take such further action as it is necessary to petition or apply for a trial without a jury.

10. Under no circumstances shall LTS be liable for damages not specified in this Agreement, whether direct, indirect, special or consequential, lost profits and/or punitive damages unless covered by the insurance it maintains, provided, that this exclusion of liability does not apply if such agreement would be invalidated by stringent law as it may be the case of intentional misconduct or willful default.

11. PARTNER acknowledges that LTS has had prior experience with the Coating Foam/Tape technology and that in the event of any allegation by LTS of PARTNER’S breach of this Confidentiality Agreement, and the establishment of PARTNER having communicated or used Confidential Information related to LTS technology, the burden of proof that such information is not Confidential Information shall be borne by PARTNER.

12. This Agreement embodies the entire understanding of the patties relating to the subject matter hereof and supersedes all prior understandings and agreements. No modification or amendment of this Agreement shall be valid or binding unless such modification or amendment is in writing and is signed by each of the parties hereto.

LTS LOHMANN Therapy–Systems Corp.	Neurogesx Inc.

/s/ Patrick A. Walters	/s/ Gerard Pereira
Patrick A. Walters, CEO	Gerard Pereira, VP Business Development

West Caldwell, ND 07006, 01-19-01	San Carlos, 01/23/01
Place, Date	Place, Date

EXHIBIT H

TRANSFER PRICE OF THE PATCHES

EXHIBIT I

MATERIAL SPECIFICATIONS